                                                                    Exhibit 4.17


              CONTRACT FOR FINANCIAL AND ECONOMIC DATABANK SERVICES

Party A: China Finance (Beijing) Online Co., Ltd.
Address: 6(th) Floor, Ping'an Mansion,  23 Financial Street, Xicheng District,
         Beijing
Postal Code: 100000
Tel: 010-66214728
Fax: 010-66210640

Party B: Shenzhen Securities Information Co., Ltd.
Address: Building 10, Shangbu Industrial Zone, Hongli Road West, Futian
         District, Shenzhen
Postal Code: 518028
Tel: 0755-83991223
Fax: 0755-83237953

     According to the principles of equality, voluntariness and mutual benefit and through friendly consultation, Party A and Party B hereby enter into the following contract with respect to matters concerning data services.


1.   CONTENTS OF COOPERATION

     1.1 Party B shall provide Party A with access to the "Cninfo Financial & Economic Databank" and shall be responsible for the daily maintenance of such databank. For the specific contents of such databank, see Appendix 1 hereto.

     1.2 Party B shall provide Party A with access to the English digest of interim announcements made by the companies listed on the Shenzhen and Shanghai Stock Exchanges.

     1.3 Party B shall provide Party A with access to and authorization to use Party B's Panorama exclusive financial and economic news ("Panorama Exclusive').


2.   MANNERS OF SERVICE

     2.1 The "Cninfo Financial & Economic Databank" and the "English Digest of Interim Announcements" shall be provided in the form of databanks. Party A shall be responsible for the installation of the historic data in the databank and the daily maintenance of the new data.

     2.2 Party B shall provide Party A with services related to the information content of the "Panorama Exclusive" by authorizing Party A to access the "Panorama Website" designated by Party B to gather information at its own discretion.


3.   RIGHTS AND OBLIGATIONS OF THE PARTIES

     3.1  Party A's rights and obligations

          a. Without Party B's written consent, Party A shall not modify or move the contents or structure of any news item or databank as mentioned above that Party B will provide. Party A itself shall bear any losses that may result from any errors in the contents or data caused by Party A's unauthorized move. Party A shall have the right to use at its own discretion the contents and news items in the databank Party B will provide.

          b. The news items and data contents Party B will provide shall be used only in the websites owned by Party A (including www.jrj.com and www.jri.com.cn) and the other related products Party A's websites provide to their end users. Without Party B's written consent, Party A shall not expand the scope of such use or transfer such use to any third party (excluding any products or contents that Party A will provide to its websites and end users after it has carried out any processing thereof).

          c. Party A shall make all payments hereunder in the manner as agreed herein and within the time limit as specified herein.

          d. Party A shall provide the software and hardware environment in which Party B can normally install and use the above-mentioned products and systems and assign related technical personnel to extend cooperation and assistance to Party B in such installation and use.

          e. Party A shall have the right to conduct an acceptance inspection of the databank products that have been installed. If any of the above-mentioned databank products fails to pass such inspection, Party A shall have the right to defer the payment for such product until it passes such inspection, in which case the service term of the databank shall be extended accordingly.

     3.2  Party B's rights and obligations

          a. Party B undertakes that the above-mentioned news, information and data products it will provide will be free from any dispute over their copyright, the data and information therein will originate from legal sources, their contents will be true and objective, and Party A's normal and safe use thereof during the term of this contract will be guaranteed, provided, however, that, if Party A's unauthorized modification or move leads to any related error or dispute, Party A shall deal with such error or dispute on its own and Party B shall not be liable therefor.

          b. Party B shall ensure the accuracy of the information it will provide by keeping the accuracy rate of the financial data equal to or above 99.995% (data of each financial index shall be deemed to be a statistical value) and the accuracy rate of the information on the full texts of the news items and public announcements equal to or above 99.98%, excluding those errors which originate from sources that release such information (such as listed companies) or are contained in the original data.

          c. Party B shall ensure the completeness of the information it will provide by keeping the completeness rate of the information on the annual, interim and quarterly reports of the listed companies publicly released by them since they were listed and the three key financial statements, dividend distributions, rights issues, changes in their equity interests and the top ten shareholders of listed companies equal to 99.995% and the completeness rate of the information on the other public announcements equal to 99.99%.

          d. Party B shall ensure the timeliness of the information it will provide by storing successively into the databank, the special reminders, the digest of the regular reports, the data on the key financial indicies of the companies and the full texts of the various announcements to be published on the next day in the three major securities newspapers, commencing from 4pm of the same day and completing such storage in the evening of the same day. If the number of the listed companies that make such disclosures on the next day exceeds 40, the deadline for completion of the storage of the information on the public announcements made by the listed companies shall be postponed appropriately, provided, however, that Party B undertakes that the storage of all the information on the public announcements made by the companies listed on the Shenzhen Stock Exchange shall be completed in the evening of the same day. The storage of the major financial and economic news and the major news regarding the companies shall be completed by 8 o'clock the next morning and the other news items shall be updated and stored successively on the same day.

          e. Party B shall ensure that, within 15 days of execution hereof, it will complete the installation of the above-mentioned information and data bank and provide the description of the structure of the relevant databank and the files on its use.

          f. The databank Party B will provide shall be prepared on the basis of the information publicly disclosed by the listed companies and the stock exchanges and Party B shall use its best efforts to make such data and its translation accurate and objective. None of the contents of the databank or the news or information Party B will provide shall constitute a suggestion for any investment operations and, instead, they are intended only for reference. Party A itself shall assume any risk that may be involved in any investment it makes on the basis of such data or information. Party A is expected to provide a similar reminder to its customers when it provides the related information services to them.

          g. Party B undertakes to promptly inform Party A of any innovated and added items of the information and data bank so that Party A may have a full understanding of any new developments of Party B's databank and update or upgrade free of charge the contents and updating procedure of the databank Party A has purchased. Party B shall permit Party A to choose at no charge any five of the new data sheets Party B adds to the databank each year.

          h. Party B shall provide Party A with the databank according to the accuracy and completeness rates as specified herein and shall make timely responses to any inquiries made by Party A.


4.   ITEMS AND METHOD OF PAYMENT

     4.1  Items and amounts of payment

          The total payment hereunder shall amount to [******](1), which shall be broken down as follows:

---------------------------------------------------------------------------------------------------
          Contents of Services               Yearly Payment      One-time Charge        Notes
---------------------------------------------------------------------------------------------------
1. Cninfo Databank                             [******](1)          [******](1)
---------------------------------------------------------------------------------------------------
2. English Digest of Interim                   [******](1)          [******](1)
   Announcements of Listed
   Companies
---------------------------------------------------------------------------------------------------
3. Routine After-sales Technical               [******](1)          [******](1)
   Services
---------------------------------------------------------------------------------------------------
4. Charges for Initial Installation of         [******](1)          [******](1)
   Historic Data
---------------------------------------------------------------------------------------------------
5. Panoramic Exclusive News                    [******](1)          [******](1)
---------------------------------------------------------------------------------------------------
               Sum Total                       [******](1)          [******](1)
---------------------------------------------------------------------------------------------------

     4.2  Method of payment

          Within 15 days after the day the parties formally execute this contract, Party A shall pay Party B [******](1) and, within 45 days after the day Party B has

--------------------

(1) Confidential treatment requested pursuant to Securities and Exchange Commission Rule 406, 17 CFR ss. 230.406, and the Securities and Exchange Commission's rules and regulations promulgated under the Freedom of Information Act, with particular emphasis on 17 CFR ss. 200.80(b)(4)(2000).

          completed the installation of the databank for Party A and the data can be transmitted normally, the balance of the total payment hereunder, [******](1) shall be paid.

          Party B shall make payments hereunder by wire transfer into the following bank account designated by Party B:

          Name of the account: Shenzhen Securities Information Co., Ltd.

          Number of the account: 4582712510001

          Bank with which the account is opened: The Shangbu subbranch of the
                                                 Shenzhen branch of the
                                                 Merchants Bank


5.   FORCE MAJEURE

     5.1 If any service is postponed or all or any part of this contract can not be performed as a result of any natural disaster, earthquake, fire, interruption of telecommunications, change in any relevant laws, or government act, each of the parties to this contract shall be released from its obligations hereunder.

     5.2 Upon occurrence of any event of force majeure, the party that has encountered such event shall inform the other party thereof in an appropriate manner and then provide the other party with a related certificate in evidence of such occurrence issued by the competent authorities such as the government department overseeing such party. In addition, this party shall take necessary measures to deal with such event as soon as possible through consultation with the other party.

     5.3 If a change in any relevant laws or regulations results in a conflict between the contents of the news and information Party B provides and any new provision of such laws or regulations, the parties shall hold further consultation about the relevant contents.


6.   LIABILITY FOR BREACH OF CONTRACT

     6.1 If either party fails to perform or violates any provision hereof and the parties fail to reach through consultation a settlement with respect to such failure or violation, thus rendering it impossible for this contract to be performed normally, the other party shall have the right to terminate this contract. The party in breach shall assume all the liability for breach of contract and compensate the other party for any economic losses it may actually suffer. The sum of the penalties and compensations the party in breach pays for its breach of contract and any resulting losses and damages shall not exceed the total payment for the relevant services hereunder.

     6.2 Party B shall not unilaterally suspend or modify the timely updating of the contents of the databank it will provide to Party A and otherwise it shall be deemed to be a breach of contract.

     6.3 If Party B changes its business model or makes any other changes in the course of its business operations, resulting in its inability to provide Party A with the service contents as agreed to in Appendix 1 hereto, Party B shall notify Party A in writing of such changes three months in advance so that Party A may make appropriate business arrangements in preparation for such changes. At the same time, this contract shall automatically be terminated and Party B shall refund Party A charges for the services Party A has paid but has not yet enjoyed.


7.   PROVISIONS ON CONFIDENTIALITY

     7.1 Each party shall have the obligation to maintain the confidentiality of the contents of this contract and the data and information of the other party such as trade secrets, market information, products and technical files. Except as disclosed according to any relevant laws, without the written consent of the other party, neither party shall provide or disclose to any other organization or individual any data or information on the business of the other party. Moreover, this confidentiality obligation shall remain effective at any time after termination of this contract.

     7.2 The copyright to the structural description of and the technical files on the securities databank and service contents Party B will provide shall belong to Party B. Without Party B's written consent, neither Party A nor any third party shall do anything with the contents or software in the system, including any modification and volume reproduction, that may result in the damage to the system, disclosure of any contents, or divulgence of any technical secrets, let alone use any products, techniques or data contents Party B will provide in engaging directly in any other business activities.

     7.3 If either party discloses or unduly uses such trade secrets, technical information or related data, resulting in any losses to the other party, the liable party shall assume a corresponding economic liability, the amount of which shall not be limited to the amount of compensation as specified above.


8.   SETTLEMENT OF DISPUTES

     8.1 If any dispute arises out of performance of this contact or in connection with this contract or any matter is uncovered herein, the parties shall settle such dispute or deal with such matter through friendly consultation.

     8.2 If such consultation proves unsuccessful, either party may initiate legal proceedings in the competent People's court with respect to such dispute or matter or refer it to arbitration under the auspices of an arbitration institution.


9.   TERM OF THIS CONTRACT

     9.1 The term of this contract shall be one year, which shall commence as of December 15, 2004 and end on December 31, 2005. Technically speaking, it will take some time for Party B to install the databank and for Party A to develop the application of such databank, so the term of the services in the updating of the databank shall expire on January 31, 2006. If, 30 days prior to expiration hereof, neither party notifies the other party in writing of its intention to terminate the cooperation hereunder, this contract shall be extended automatically for another year and, if Party A makes all payments hereunder by the times as specified herein, Party B shall extend the term of its services to Party A in the updating of the databank to January 31, 2007.

     9.2 If any special event occurs, rendering it necessary to terminate this contract ahead of schedule, the party that intents to terminate this contract shall notify the other party of such intention three months in advance and the parties shall settle through friendly consultation any problems that may remain after such termination.


10.  MISCELLANEOUS

     10.1 This contract is executed in four counterparts, two of which shall be kept by each party.

     10.2 This contract shall become effective when it is signed and sealed.

     10.3 The appendicies attached hereto shall have equal effect and validity with this contract.

     10.4 With respect to any matters not covered herein, the parties shall separately enter into a complementary agreement through consultation.


Party A: China Finance Online (Beijing) Co.,          Party B: Shenzhen Securities Information Co.,
         Ltd.                                                  Ltd.

/s/ [COMPANY SEAL]                                     /S/ [COMPANY SEAL]

Authorized Representative:                            Authorized Representative:

/s/ Ma Linghai                                        /s/ Zheng Song

Date of Execution: December 14, 2004                  Date of Execution: December 9, 2004

                                   APPENDIX 1

1.   BASIC_DATA

1.1  PUBLIC_CODE
INSTITUTION_BASE_INFO

1.2  COMPANY_DATA
COMPANY_BASE_INFO
COMPANY_PRODUCT
COMPANY_ADVANCE_MANAGER
COMPANY_NEW_RESEARCH
INDUSTRY_BASE_INFO
COMPANY_CAPITAL_STOCK
COMPANY_PERIOD_STOCKHOLDER
COMPANY_TRADEABLE_SHAREHOLDER
COMPANY_GDRS
STOCK_FREEZE
STOCK_IMPAWNING
STOCK_CHANGES
STOCK_OUT_IN
COMPANYSTOCKHOLDER_SORT
zygdb
bdqkb
COMPANY_STOCK-ISSUE
COMPANY_RATION_STOCK
STOCK_COMMISSION_SALE
INVESTOR_RATION_STOCK
INVEST_PROJECT
NO_COLLECT_INVEST
LOSS_INFO
PROFIT_SHARING
TRUST_FINANCING
CAPITAL_TRUSTEESHIP
CAPITAL_LEASE
AUDIT_OPINION
COMPANY_STOCKHOLDER_MEETING
COMPANY_HALTING
nbrq
DQBGRQ_ALTER
COMPANY_MAIN_INDEX_2002
ACCOUNT_INDEX_SHEET
COMPANY_BALANCE_SHEET
COMPANY_PROFIT_SHEET
CASH_FLOW_SHEET
CAPITAL_DEVALUE_SHEET

FINANCE_BALANCE_SHEET
FINANCE_PROFIT_SHEET
FINANCE_CASH_FLOW
COMPANY_INCOME_DISTRIBUTION
COMPANY_PERIOD_INVEST
DEBT_RECEIVABLE
ACCOUNT_RECEIVABLE
UNFREQUENT_PROFIT_LOSS
CAPITAL_RECOMPOSE
OTHER_RECOMPOSE
LAWSUIT
ARBITRATION
PLEDGING
GUARANTEE
COMPANY_FREEZE
ST_STAT
QUIT_STAT
PT_STAT
PUNISH_INFO
ASSET_REFORM

1.3  INVESTMENT_FUND
CHANGE_FRONT_FUND
FUND_BASE_INFO
FUND_INFO
FUND_STRUCTURE
FUND_SHARE_CHANGE
FUND_TEN_POSSENSSOR
FUND_MANAGER_CONDITION
ORGANIZER_COUNT
TRUSTEESHIP_BASE_CONDITION
FUND_MANAGE_COMPANY
FUND_PARTNER_CHANGE
FUND_FIRST_RECRUITING
OPEN_FUND_RECRUITING
ADD_COLLECT_CONDITION
FUND_NET_VALUE
ASSIGN_PLAN
FUND_TRADE_COMMISSION
FUND_ASSOCIATE_TRADE
MOST_FINANCE_TARGET
FUND_BALANCE_TARGET
FUND_PROFIT_SHEET
FUND_CONSTITUTE_STRUCTURE
FUND_INVEST_INDUSTRY
FUND_BOND_TYPE

FUND_INVEST_TENSTOCK
FUND_INVEST_FIVEBONDS
FUND_INVEST_STOCK
FUND_STOCK_TRADING
FUND_PERIOD_ADDSTOCK
COURSE_CLEAR_SHARE
AFTER_PASS_LIMITED

1.4  BOND
BOND_BASE
BOND_ISSUE
BOND_ENCASH
BOND_CONSIGN

1.5  THREE_COMPANY
THREE_INSTITUTION_BASEINFO_TBZR
THREE_COMPANY_BASEINFO_TBZR
THREE_COMPANY_CAPITAL_STOCK
THREE_PERIOD_STOCKHOLDER
THREE_COMPANY_ADVANCE_MANAGER
THREE_PROFIT_SHARING
THREE_AUDIT_OPINION
THREE_STOCKHOLDER_MEETING
THREE_ACCOUNT_INDEX_SHEET
THREE_COMPANY_BALANCE_SHEET
THREE_COMPANY_PROFIT_SHEET
THREE_CASH_FLOW_SHEET
THREE_SECURITIES_INFO
THREE_QUOTATION_DAY
THREE_QUOTATION_WEEK
THREE_QUOTATION_MONTH
THREE_MARKET_INFO

1.6  TRANSACTION_STATISTICS
SECURITIES_INFO
QUOTATION_LIB
DAY_INDEX
QUOTATION_WEEK
QUOTATION_MONTH
SECURITIES_QUANTITIES_DAY
DEALING_TRADE_DAY
TRUSTEESHIP_AREA_VALUES
AREA_COUNT_MONTH
OPEN_ACCOUNT_A
OPEN_ACCOUNT_B
SECURITIES_DEPARTMENT_DEALING

SME_MARKET_INFO
SME_INDUSTRY_STA
SME_PUBLIC_INFO
MEMBER_TRADE_MONTH
MEMBER_TRADE_ANNALS
BOND_TRADE_SORT
BOND_TRADE_ANNALS
BUSINESS_SORT_MONTH
BUSINESS_SORT_ANNALS
BUSINESS_BOND_MONTH
BUSINESS_BOND_ANNALS
SHANGHAI_MEMBER_TRADE
MEMBER_TRUSTEESHIP_MONTH
SEAT_TRUSTEESHIP_SORT
FOREIGN_STOCK_INDEX

1.7  HK_STOCK_INFORMATION
HK_COMPANY_INFO
SHARE_COMPANY_BONUS
BOND_DATA
SHARE_POWER_DATA
TRUST_FUND_DATA
DATA_MARKET_DATA
ADJUST_SHARE_PRICE
MARKET_INDEX
SHARE_SURVEY

1.8  TEXT_INFORMATION
TEXT_INFOMATION1
TEXT_INFOMATION2
TEXT_INFOMATION3
COLUMN_SORT_BASE

                             SUPPLEMENTARY AGREEMENT
          TO THE CONTRACT FOR FINANCIAL AND ECONOMIC DATABANK SERVICES

Party A: China Finance (Beijing) Online Co., Ltd.
Address: 6th Floor, Ping'an Mansion, 23 Financial Street, Xicheng District, Beijing
Postal Code: 100000
Tel: 010-66214728
Fax: 010-66210640

Party B: Shenzhen Securities Information Co., Ltd.
Address: Building 10, Shangbu Industrial Zone, Hongli Road West, Futian District, Shenzhen
Postal Code: 518028
Tel: 0755-83991223
Fax: 0755-83237953

         The parties entered into the Contract for Financial and Economic Databank Services on December 9, 2004 (hereinafter referred to as the "Original Contract"). In the course of its development of the application of the databank as agreed to by the parties in the Original Contract, Party A has found that there is a considerable difference between the contents of the databank Party B has provided and those of the databanks the other companies have provided. To meet the requirement that there be a full backup for the data, Party A needs to develop more tools for inputting data into the databank and to organize some databank-processing personnel to inputting manually the data Party B's present databank can not provide, so that it will take some more time to carry out some development and adjustment before the databank can be put into formal use. In addition, Party B undertakes to keep improving its databank to meet more needs of Party A and other users of the databank. With the intention to engage in a long-term friendly cooperation, the parties hereby enter into the following agreement supplementary to the Original Contract.

         1. Article 4.2 of the Original Contract: "Within 45 days after the day Party B has completed the installation of the databank for Party A and the data can be transmitted normally, the balance that accounts for [******](1) shall be paid" shall be revised as follows: "By May 1, 2005 Party A shall pay Party B the balance that accounts for and Party A's failure to make such payment by that date shall be deemed to be a breach of contract."

         2. Article 9.1 of the Original Contract: "The term of this contract shall be one year, which shall commence as of December 15, 2004 and end on December 31, 2005. Technically speaking, it will take some time for Party B to install the databank and for Party A to develop the application of such databank, so the term of the services in the updating of the databank shall expire on January 31, 2006. If, 30 days prior to expiration hereof, neither party notifies the other party in writing of its intention to terminate the cooperation hereunder, this contract shall be extended automatically for another year and, if Party A makes all payments hereunder by the times as specified herein, Party B shall extend the term of its services to Party A in the updating of the databank to January 31, 2007" shall be revised as follows: "The term of this contract shall be one year, which shall commence as of December 15, 2004 and end on December 31, 2005. Technically speaking, it will take some time for Party B to install the databank and for Party A to develop the application of such databank, so the term of the services in the updating of the databank shall expire on April 30, 2006. If, 30 days prior to expiration hereof, neither party notifies the other party in writing of its intention to terminate the cooperation hereunder, this contract shall be extended automatically for another year and, if Party A makes all payments hereunder by the times as specified herein, Party B shall extend the term of its services to Party A in the updating of the databank to April 30, 2007."

         3. As Party A's normal application is not excluded, Article 7.2 of the Original Contract: "The copyright to the structural description of and the technical files on the securities databank and service contents Party B will provide shall belong to Party B. Without Party B's written consent, neither Party A nor any third party shall do anything with the contents or software in the system, including any modification and volume reproduction, that may result in the damage to the system, disclosure of any contents, or divulgence of any technical secrets, let alone use any products, techniques or data contents Party B will provide in engaging directly in any other business activities" shall be revised as follows: "The copyright to the structural description of and the technical files on the securities databank and service contents Party B will provide shall belong to Party B. Without Party B's written consent, neither Party A nor any third party shall do anything with the contents or software in the system, including any modification and volume reproduction, that may result in the damage to the system, disclosure of any contents, or divulgence of any technical secrets, let alone use any products, techniques or data contents Party B will provide in engaging directly in any other business activities, (excluding any products or contents that Party A will provide to its websites and end users after it has carried out any processing thereof).

         4. As Party B intends to launch a new databank service system in June 2005 and the Original Contract does not provide whether Party A shall have the right to carry out the upgrading free of charge, the parties hereby reach the following agreement: Party A shall have the right to carry out an upgrade to the new databank service system Party B will launch and, during the term of the Original Contract, enjoy free of charge all the contents of the databank services that will be provided in the new databank service system. As Party A has many years' experience in application and development of databanks, it is expected to offer suggestions for related improvements on Party B's new databank service system and make new demands on such system so that Party B may enhance the competitiveness of its databank products in the market.

         5. This supplementary agreement is executed in four counterparts, two of which shall be kept by each party. This supplementary agreement shall have equal effect and validity with the Original Contract and, in the event of any discrepancy between the two, this supplementary agreement shall prevail.

Party A: China Finance Online (Beijing) Co.,                 Party B: Shenzhen Securities Information Co.,
         Ltd.                                                         Ltd.

/s/ [COMPANY SEAL]                                           /s/ [COMPANY SEAL]




Authorized Representative:                                   Authorized Representative:

/s/ Ma Linghai                                               /s/ Zeng Xuecheng

Date of Execution: January 31, 2005                          Date of Execution: January 24, 2005